PROXY STATEMENT
               PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                     |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

        |X| Preliminary Proxy Statement

        |_| Definitive Proxy Statement

        |_| Definitive Additional Materials

        |_| Soliciting Material pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                             HENLEY HEALTHCARE, INC.
                (Name of Registrant as specified in its Charter)


                             HENLEY HEALTHCARE, INC.
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

        |X| No fee required

        |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            (1) Title of each class of securities to which the transaction applies: NOT APPLICABLE

            (2) Aggregate number of securities to which the transaction applies: NOT APPLICABLE

            (3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11: NOT APPLICABLE

            (4) Proposed maximum aggregate value of the transaction: NOT APPLICABLE

        |_| Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

            (1)  Amount previously paid: NOT APPLICABLE
            (2)  Form, Schedule or Registration Statement Number: NOT APPLICABLE
            (3)  Filing Party: NOT APPLICABLE
            (4)  Date Filed: NOT APPLICABLE

                             HENLEY HEALTHCARE, INC.
                            120 INDUSTRIAL BOULEVARD
                             SUGAR LAND, TEXAS 77478


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 13, 1998


To the Shareholders:

        NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Henley Healthcare, Inc. (the "Company") will be held at the offices of the Company located at 120 Industrial Boulevard, Sugar Land, Texas 77478, on Friday, November 13, 1998 at 10:00 a.m., local time, solely for the following purposes:

        1. To vote on a proposal to approve and reserve for issuance the full number of shares of the Common Stock issuable (a) upon the conversion of the Company's Series B Convertible Preferred Stock, par value $.10 per share (the "Series B Preferred Stock"), issued in private placement completed in July and August 1998 (the "Private Placement"), (b) as dividends, if any, and other payments relating to such Series B Preferred Stock, and (c) upon exercise of related investor and placement agent warrants. Such approval will remove the 1,076,640 share limitation on the number of shares of Common Stock issuable in connection with the Private Placement which is currently required by the listing rules of The Nasdaq SmallCap Stock Market.

        2. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors of the Company has fixed the close of business on October 7, 1998 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. A list of such shareholders will be available for inspection by shareholders at the Company's principal office for a period of ten days prior to the Special Meeting.

        The enclosed proxy is solicited by the Board of Directors, which has unanimously recommended that shareholders vote FOR the proposal. Please refer to the attached Proxy Statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the Special Meeting.

        Whether or not you plan to attend the Special Meeting in person, it is important that you SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY in the envelope provided to assure that your shares are represented at the Special Meeting. If you later decide to attend the Special Meeting and wish to vote your shares in person, you may do so. Your prompt attention is appreciated.

                                       By Order of the Board of Directors,

                                       /S/ DAN D. SUDDUTH
                                       Dan D. Sudduth, Executive Vice President,
                                       Chief Financial Officer and Secretary

October _____, 1998


     THE ENCLOSED PROXY, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, CAN BE RETURNED IN THE ENCLOSED ENVELOPE, WHICH
               REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             HENLEY HEALTHCARE, INC.
                            120 INDUSTRIAL BOULEVARD
                             SUGAR LAND, TEXAS 77478

                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF SHAREHOLDERS

                                NOVEMBER 13, 1998

                      ------------------------------------

                               GENERAL INFORMATION

        This Proxy Statement is being furnished to shareholders of Henley Healthcare, Inc., a Texas corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies for use at the Special Meeting of Shareholders to be held at 10:00 a.m., local time, on Friday, November 13, 1998, at the offices of the Company located at 120 Industrial Boulevard, Sugar Land, Texas 77478, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders, and at all adjournments thereof (the "Special Meeting"). This Proxy Statement is first being mailed to the Company's shareholders on or about October __, 1998.

                         PURPOSES OF THE SPECIAL MEETING

        At the Special Meeting, holders of record of the Company's outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), will be asked to consider and vote upon a proposal to approve the issuance of the full number of shares of Common Stock (a) to the holders of the Company's Series B Convertible Preferred Stock, par value $.10 per share (the "Series B Preferred Stock"), upon conversion of the Series B Preferred Stock, (b) as dividends on the Series B Preferred Stock, if any, and payments thereon, and (c) upon exercise of related investor and placement agent warrants (the "Proposal"). Approval of the Proposal will remove the 1,076,640 share limitation on the number of shares of Common Stock issuable in connection with the Private Placement (as defined below) which is currently required by the listing rules of the Nasdaq Stock Market (the "Nasdaq").

        The Board unanimously recommends that shareholders vote FOR the Proposal. As of the date of this Proxy Statement, the Board knows of no other business to come before the Special Meeting.

                       RECORD DATE; QUORUM; VOTE REQUIRED

        The Board has fixed the close of business on October 7, 1998, as the record date for determination of the shareholders entitled to notice of, and to vote at, the Special Meeting (the "Record Date"). As of the Record Date, there were 5,383,205 shares of Common Stock outstanding. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock as of the Record Date is necessary to constitute a quorum at the Special Meeting. Each share of Common Stock outstanding on the Record Date entitles the record holder thereof to one vote on each matter that may properly come before the Special Meeting. The affirmative vote of a majority of the shares of Common Stock represented in person or by properly executed proxies that are entitled to vote on, and that vote either for or against or expressly abstain with respect to the Proposal is required to approve the Proposal.

                                     PROXIES

        Because many shareholders are unable to attend the Special Meeting, the Board of Directors solicits proxies to ensure that each shareholder has an opportunity to vote on all matters scheduled to come before the Special Meeting. Shareholders are urged to carefully read the material in this Proxy Statement and register their votes by marking the appropriate boxes on the enclosed proxy card and to sign, date and return the proxy card in the enclosed, addressed stamped envelope. All shares of Common Stock that are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting and not revoked at or before the Special Meeting will be voted at the Special Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR approval of the Proposal.

        Shares represented by proxies that reflect abstentions or broker non-votes shall be counted as present at the Special Meeting for purposes of determining whether a quorum exists. With respect to the approval of the Proposal, abstentions will be treated as a vote against the Proposal and broker non-votes will be treated as unvoted and will have no effect on the Proposal (except for purposes of determining whether a quorum is present at the Special Meeting).

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Company, at or before the Special Meeting, a written notice of revocation bearing a date later than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the Company at or before the Special Meeting, or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in any of itself constitute a revocation of a proxy).

        All of the directors and executive officers of the Company and certain other related shareholders have agreed to vote all shares of Common Stock owned by them in favor of the Proposal. Such directors, executive officers and related shareholders owned 2,610,241 shares of Common Stock as of October 7, 1998, representing 48.49% of the Company's outstanding Common Stock as of such date.

        The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Common Stock and will reimburse them for their reasonable expenses in so doing. Certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone, facsimile or other electronic means.

                  PROPOSAL TO APPROVE THE ISSUANCE OF THE FULL
                 NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON
                   CONVERSION OF THE SERIES B PREFERRED STOCK

GENERAL

        Pursuant to the terms of certain Securities Purchase Agreements, dated as of July 1, 1998 and August 10, 1998 (collectively, the "Preferred Stock Agreements"), the Company (i) issued and sold an aggregate of 4,700 units ("Units") comprised of one share of Series B Preferred Stock and warrants to acquire 50 shares of Common Stock at an exercise prices of between $5.87 and $6.00 during the next 40 months, for aggregate gross proceeds to the Company of $4.7 million, and (ii) agreed to issue to the placement agent warrants to purchase 126,539 shares of Common Stock having the same terms as the warrants issued as part of the Units and exercise prices range from $5.87 to $6.00. Such transactions are referred to herein as the "Private Placement," and the related securities issuances (including shares of Common Stock issuable upon exercise of the warrants and shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock) are referred to as the "Private Placement Issuances." The 361,539 warrants issued as part of the Units and to the placement agent, in the aggregate, are herein referred to as the "Warrants." All of the securities sold in the Private Placement were sold in private placements solely to accredited investors.

        Shareholders are being asked to consider and vote upon the Proposal in order to satisfy the requirements of the Nasdaq.

SUMMARY OF SERIES B PREFERRED STOCK TERMS

        Set forth below is a summary of the material terms of the Private Placement, which summary is qualified by reference to the full text of the underlying documents which have been filed as exhibits to the Company's Current Report on Form 8-K filed on July 13, 1998 and the Company's Quarterly Report on Form 10-QSB for the three-month period ended June 30, 1998. See "Available Information" and "Incorporation By Reference."

        DIVIDENDS. The holders of the Series B Preferred Stock are not entitled to receive dividends.

        VOTING RIGHTS. The holders of the Series B Preferred Stock have no voting rights, except as provided by law. The holders of the Series B Preferred Stock have no right to vote on the proposal in this Proxy Statement; provided, however, that pursuant to certain protective provisions contained in the Statement of Designation of Rights and Preferences of the Series B Preferred Stock (the "Statement of Designation") and so long as any shares of Series B Preferred Stock are outstanding, the Company shall not without first obtaining the approval of a majority in interest of the holders of the then outstanding shares of Series B Preferred Stock: (a) alter or change the rights, preferences or privileges of the Series B Preferred Stock; (b) alter or change the rights, preferences or privileges of any previously issued shares of capital stock of the Company so as to affect adversely the Series B Preferred Stock; (c) create any new class or series of capital stock having a preference over the Series B Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company; (d) create any new class or series of capital stock ranking PARI PASSU with the Series B Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company; (e) increase the authorized number of shares of Series B Preferred Stock; (f) issue any shares of Senior Securities (as defined in the Statement of Designation); (g) issue any shares of Series B Preferred Stock other than pursuant to the Securities Purchase Agreements; (h) redeem, or declare or pay any cash dividend or distribution on, any Junior Securities (as defined in the Statement of Designation); or (i) increase the par value of the Common Stock.

        LIQUIDATION PREFERENCE. In the event of any bankruptcy, liquidation, dissolution or winding up of the Company, either voluntary or involuntary, including, but not limited to, the sale or transfer of all or substantially all of the Company's assets in one transaction or in a series of related transactions (a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Company (other than senior securities and PARI PASSU securities) upon liquidation, dissolution or winding up unless prior thereto the holders of shares of Series B Preferred Stock shall have received the amount of $1,000 per share plus a premium of 4% per annum (the "Premium") thereon through the date of distribution (the "Liquidation Preference") with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series B Preferred Stock and holders of PARI PASSU securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Company legally available for distribution to the Series B Preferred Stock and the PARI PASSU securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

        The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other entity nor the sale or transfer by the Company of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company.

        REDEMPTION. The Series B Preferred Stock is redeemable at the option of the holders upon the occurrence of a Redemption Event, which for purposes of the Statement of Designation includes the following events (each a "Redemption Event"): (i) the Common Stock is suspended from trading on any of, or is not listed for trading on at least one of the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange for an aggregate of ten full trading days in any nine-month period; (ii) the Company fails to remove any restrictive legend on any certificate or shares of Common Stock issued to the holders of the Series B Preferred Stock upon conversion thereof as required by the Statement of Designation; (iii) the Company provides notice of its intention not to issue or otherwise refuses to issue shares of Common Stock upon conversion of Series B Preferred Stock; (iv) the Company sells all or substantially all of its assets, merges, consolidates or engages in any other business combination where it is not the surviving corporation, (v) 50% or more of the voting power of the Company is acquired by one person, entity or group; and (vi) the Company breaches any material term of the Securities Purchase Agreements. Upon receipt of a request for redemption from a holder of the Series B Preferred Stock, the Company will be obligated to purchase for cash such Series B Preferred Stock for an amount per share equal to the greater of
(i) the purchase price of the Series B Preferred Stock, plus any accrued Premium, divided by the Conversion Price (as defined below) and multiplied by the highest closing bid price of the Company's Common Stock during the period beginning on the date on which the company receives a notice of redemption and ending on the day prior to the payment of the Redemption Price, and (ii) 113% of the Liquidation Preference (subject to certain reductions in certain events) (the "Redemption Price") . The Company also has the right to redeem any shares of Series B Preferred Stock which are the subject of a notice of conversion for the same redemption price per share upon delivery in advance of the conversion of written notice to the holders of the Series B Preferred Stock of the Company's intention to effect redemptions in lieu of conversion. The Statement of Designation also provides that the Series B Preferred Stock is subject to redemption at the option of the holder upon the failure of the Company to comply with certain covenants set forth in the Statement of Designation, including (i) the failure of the Company to reserve for issuance 135% or more of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, (ii) the failure of the Company to have sufficient authorized shares of Common Stock available for issuance on conversion of the Series B Preferred Stock, and (iii) the failure of the Company to list its Common Stock in amounts sufficient to cover the issuance of shares upon conversion of the Series B Preferred Stock.

        RANKING. The Series B Preferred Stock ranks prior to the Company's Common Stock and prior to any class or series of capital stock of the Company hereafter created that by its terms ranks junior to the Series B Preferred Stock. The Series B Preferred Stock also ranks junior to any class or series of capital stock hereafter created specifically ranking by its terms senior to the Series B Preferred Stock and as PARI PASSU with the Series A Preferred Stock and any other class or series of capital stock hereafter created specifically ranking by its terms on parity with the Series B Preferred Stock.

        CONVERSION. The shares of Series B Preferred Stock are convertible into shares of Common Stock upon the earlier of (i) date on which the registration statement relating to the resale of the Common Stock issuable upon conversion of the Series B Preferred Stock becomes effective, (ii) the sale of the Company,
(iii) the acquisition of 50% or more of the Company by a third party or group, or (iv) a Redemption Event. Subject to certain conditions, 2,500 of the shares of Series B Preferred Stock will automatically convert into Common Stock on July 1, 2003, and the remaining 2,700 shares of Series B Preferred Stock will convert automatically on August 10, 2003, to the extent any shares of Series B Preferred Stock remain outstanding on those dates. Each share of Series B Preferred Stock is convertible into that number of shares of Common Stock equal to the quotient of (i) $1,000 plus the Premium divided by (ii) the Conversion Price. The Conversion Price is an amount equal to the lesser of (i) 110% of the average closing bid price for the Common Stock as reported by Nasdaq for the five trading days prior to the issuance date ($5.961 for 2,500 shares of the Series B Preferred Stock sold on July 1, 1998, and $5.665 for 2,200 shares of Series B Preferred Stock sold on August 10, 1998), or (ii) 87% of the average bid price for any three consecutive days of the 20-day period prior to conversion; provided, however, that for so long as the Company meets certain quarterly and annual net income and revenue criteria in the future, the Conversion Price shall not be lower than $3.50.

        The number of shares that any holder of Series B Preferred Stock may convert prior to January 27, 1999 is limited according to a percentage of such holder's shares of Series B Preferred Stock as follows.

                                                          PERCENTAGE CONVERTIBLE
TIME PERIOD                                                 DURING SUCH MONTH
------------------                                        ----------------------
On or after July 31, 1998 and before August 30, 1998 ....................    15%
On or after August 30, 1998 and before September 29, 1998 ...............    30%
On or after September 29, 1998 and before October 29, 1998 ..............    45%
On or after October 29, 1998 and before November 28, 1998 ...............    60%
On or after November 28, 1998 and before December 28, 1998 ..............    75%
On or after December 28, 1998 and before January 27, 1999 ...............    90%
On or after January 27, 1999 ............................................   100%

        The total number of shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock and exercise of the Warrants cannot be more than 1,076,640 shares of Common Stock (approximately 19.99% of the number of shares of Common Stock outstanding on July, 1998) (the "Nasdaq Cap") without obtaining shareholder approval in accordance with Nasdaq listing requirements. If such shareholder approval is not obtained by January 28, 1999, the Company will be required to redeem, upon receipt of a Redemption Notice from a holder of the Series B Preferred Stock, at the Redemption Price, the smallest number of shares of Series B Preference Stock which is sufficient, in the Company's reasonable judgment, such that following such redemption, conversion of the remaining shares of Series B Preferred Stock would not constitute a breach of the Company's obligations under the Nasdaq Rules.

        REGISTRATION RIGHTS. The Company has agreed to register the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants for resale under the Securities Act of 1933 within certain time limitations, subject to an obligation to pay cash penalties if such registration statement is not declared effective within the requisite time period. The holders of the Series B Preferred Stock and the Warrants also have certain piggyback registration rights. The Company has agreed to bear all expenses in connection with these registration statements other than underwriting discounts, commissions and costs of counsel to the holders of the Series B Preferred Stock and the Warrants.

        NO SHORT SALE. In addition, the purchasers of the Series B Preferred Stock and their affiliates have agreed not to engage in any short sales, swaps, purchasing of puts, or other hedging activities involving the Common Stock to hedge their investment in the Series B Preferred Stock. These hedging restrictions do not apply to certain short sales within three days of conversion where the shares issuable upon conversion of the Series B Preferred Stock are used to cover the short sale.

NASDAQ RULES

        The rules of the Nasdaq require, as a condition to listing, that the Company obtain shareholder approval of any issuance of Common Stock equal to 20% or more of the number of shares or voting power then issued and outstanding. Shareholder approval is also required of transactions deemed to constitute a "change in control." Although the Company does not believe that the Private Placement Issuances constitute a "change in control" under the Nasdaq rules, if the transactions were to be so construed, the approval sought hereby would also be effective to satisfy the shareholder vote required thereby.

        The exact number of shares of Common Stock issuable upon full consummation of the Private Placement Issuances cannot currently be estimated because the Series B Convertible Preferred Stock is subject to adjustment mechanisms which cause the number of shares of Common Stock issuable to be dependent on future events, principally consisting of the future trading prices of the Common Stock in the marketplace and the conversion decisions made by holders. The application of the adjustment and conversion formulas applicable to such securities will cause the number of shares of Common Stock to be issued to vary inversely with the market price of the Common Stock. In order to assure continued compliance with the applicable rules of the Nasdaq, the transaction documents governing the Private Placement Issuances expressly provide that no more than an aggregate of approximately 1,076,640 shares of Common Stock (slightly less than 20.0% of the shares of Common Stock outstanding on the date of the Private Placement) may be issued in connection therewith unless and until the approval sought hereby is obtained.

        By approving the Proposal, shareholders will be approving the issuance by the Company of the full number shares of Common Stock in satisfaction of its obligations under the securities issued in the Private Placement as described in this Proxy Statement. No further shareholder vote or approval related to the Private Placement Issuances will be sought or required. If the approval sought hereby is not obtained, the Company may be required to make a cash payment to holders of Series B Preferred Stock to redeem a portion of the Series B Preferred Stock as described below. See "--Consequences If Shareholder Approval Not Obtained."

PLACEMENT AGENT COMPENSATION

        The placement agent for the Private Placement was The Zanett Securities Corporation. In consideration for placing the Series B Preferred Stock, the placement agent was paid a cash commission of 6% and a nonaccountable expense allowance of 1.5% of the gross proceeds received by the Company and was reimbursed for certain expenses. Further, the Company also issued to certain designees of the placement agent Warrants to acquire an aggregate of 126,539 shares of Series B Preferred Stock which are exercisable at prices ranging from $5.87 to $6.00 per share for a period of 40 months. The Company has agreed to register the shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock and upon exercise of the Warrants for resale under the Securities Act. The placement agent will retain its compensation whether or not the shareholder approval sought hereby is obtained.

CONSEQUENCES IF SHAREHOLDER APPROVAL NOT OBTAINED

        If the stockholder approval sought hereby is not obtained, the Company will be prohibited under the terms of its listing agreement with the Nasdaq from issuing more than an aggregate of approximately 1,076,640 shares of Common Stock in connection with the Private Placement Issuances (slightly less than 20.0% of the shares of Common Stock outstanding on the date of the Private Placement), excluding any shares held as treasury stock. If the approval sought hereby is not granted by shareholders or if such approval is not for any reason received by January 28, 1999, the Company may be obligated to redeem, upon receipt of a notice of redemption from any holder of the Series B Preferred Stock, at the Redemption Price (as defined above), Series B Preferred Stock which, in its reasonable judgment, will permit conversion of the remaining shares of Series B Preferred Stock without breaching any obligation of the Company under the Company's listing agreement with the Nasdaq.

        Under the terms of the Preferred Stock Agreements and the Statement of Designation, the amount of cash which the Company would be required to return in the event of shareholder disapproval will depend on the per share market price on the Common Stock on the date such payment must be made. Because of the manner in which the Conversion Price is determined under the terms of the Series B Preferred Stock, the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock will increase if the market price of the Common Stock decreases. Accordingly, if the market price of the Common Stock decreases, the number of shares of Series B Preferred Stock which could not be converted into Common Stock would increase and the amount of cash that the Company would be required to pay to holders of the Series B Preferred Stock would increase. There can be no assurance that the Company will have available cash resources to satisfy such future obligations which might arise depending on the future market price of the Common Stock, or that such payments would not have a material adverse effect on the Company's financial position or ability to execute its growth plans.

EFFECT OF CONVERSION OF SERIES B PREFERRED STOCK ON HOLDERS OF COMMON STOCK

        The issuance of Common Stock upon the conversion of the Series B Preferred Stock will have no effect on the rights or privileges of existing shareholders except to the extent that the interest of each shareholder in the economic results and voting rights of the Company are diluted pro rata based on the number of shares owned by existing shareholders prior to any issuance. Further, prior to conversion, the holders of the Series B Preferred Stock will be entitled to receive distributions on a liquidation in preference to the claims of the holders of the Common Stock. See "--Summary of Series B Preferred Stock Terms."

        As noted above, the exact number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock cannot currently be determined but such issuances will vary inversely with the market price of the Common Stock. The current holders of Common Stock will be diluted by issuances of Common Stock upon conversion of the Series B Preferred Stock to an extent that depends on the future market price of the Common Stock, the timing of conversions of Series B Preferred Stock and exercise of the related placement agent warrants, and whether the Company opts to pay cash in lieu of additional shares of Common Stock upon conversion of Series B Preferred Stock. The potential effects of any such dilution on the existing shareholders of the Company include the significant diminution of the current shareholders' economic and voting interests in the Company.

USE OF PROCEEDS

        The aggregate net proceeds received by the Company from the issuance of Series B Preferred Stock in the Private Placement were approximately $4.3 million (after cash fees to the placement agents and transaction expenses). The net proceeds of the Private Placement were used to repay obligations incurred in connection with the acquisition by the Company of Enraf-Nonius B.V., as described in the Company's Report on Form 8-K dated June 15, 1998, as amended on August 15 and 19, 1998. SEE "Incorporation by Reference."

INTERESTS OF CERTAIN PERSONS

        Prior to the Private Placement, none of the investors therein was a director, executive officer or five percent shareholder of the Company or an affiliate of any such person or entity.

CERTAIN VOTING AND STANDOFF AGREEMENTS

        All of the directors and executive officers of the Company and certain other related shareholders have agreed to vote all shares of Common Stock owned by them in favor of the Proposal. Such directors, executive officers and related shareholders owned 2,610,241 shares of Common Stock as of October 7, 1998, representing 48.49% of the Company's outstanding Common Stock as of such date.

VOTE REQUIRED

        Approval by the Company's shareholders of the Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting by the holders of Common Stock. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents certain information regarding the beneficial ownership of the Company's Common Stock at the Record Date by (a) each shareholder known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (b) each director and executive officer of the Company and (c) all directors and executive officers as a group:

NAME AND ADDRESS                                    AMOUNT AND NATURE OF     PERCENT
OF BENEFICIAL OWNER (1)                             BENEFICIAL OWNERSHIP (2) OF CLASS
-----------------------                             --------------------     --------
Ernest J. Henley, Ph.D .............................     3,045,000(3)        43.95%
Kenneth W. Davidson ................................     3,020,000(3)        43.75%
   10300 49th Street North
   Clearwater, Florida 33762
Maxxim Medical, Inc. ...............................     3,000,000(4)        43.58%
   10300 49th Street North
   Clearwater, Florida 33762
Chadwick F. Smith, MD ..............................       430,666(5)         7.67%
   1127 Wilshire Blvd ..............................
   Los Angeles, California 90017
Michael M. Barbour .................................       421,748(6)         7.52%
Pedro A. Rubio, MD, Ph.D ...........................       145,792(7)         2.67%
Dan D. Sudduth .....................................        88,511(8)         1.63%
All Executive Officers and Directors as a Group
   (9 persons) .....................................     4,152,057(9)        54.97%

-----------
(1) Unless otherwise specified, the address of each beneficial owner is c/o Henley Healthcare, Inc. 120 Industrial Boulevard, Sugar Land, Texas 77478.

(2) Except as otherwise indicated, all shares are beneficially owned, and the sole investment and voting power is held, by the person named. This table is based on information supplied by the officers, directors and principal shareholders and reporting forms, if any, filed with the Securities and Exchange Commission on behalf of such persons. A person is deemed to beneficially own shares of Common Stock underlying options, warrants or other convertible securities if the stock can be acquired by such person within sixty days of the date hereof.

(3) Includes 1,500,000 shares issuable upon the conversion of the Company's convertible subordinated promissory note, as amended, in the principal amount of $3 million issued to Maxxim (the "Maxxim Note"), and 1,500,000 shares currently owned by Maxxim, as to which Dr. Henley and Mr. Davidson, who are directors of both the Company and Maxxim, may be deemed the beneficial owners by virtue of their affiliation with Maxxim. The additional 45,000 and 20,000 shares listed for each of Dr. Henley and Mr. Davidson, respectively, consist entirely of warrants and/or options exercisable as of the date hereof.

(4) In addition to holding 1,500,000 shares of Common Stock, Maxxim is the holder of the Maxxim Note, which is convertible into an additional 1,500,000 shares of Common Stock.

(5) Includes 235,000 shares issuable upon exercise of currently exercisable options.

(6) Includes 228,333 shares issuable upon exercise of currently exercisable options.

(7) Includes 78,333 shares issuable upon exercise of currently exercisable options.

(8) Includes 63,333 shares issuable upon exercise of currently exercisable options or warrants.

(9) In addition to the 1,500,000 shares issuable upon conversion of the Maxxim Note and the currently exercisable options and warrants listed above, this amount includes (i) 40 shares beneficially owned by Theron
        L. Morrow, the Company's Vice President of U.S. Sales and Marketing,
        (ii) 100 shares beneficially owned by Daniel M. Lavelle, the Company's Vice President of International Sales and Marketing, and (iii) 200 shares beneficially owned by Tracy L. Mathews, the Company's Vice President and Controller.

                              SHAREHOLDER PROPOSALS

        If a shareholder wishes to have a proposal considered for inclusion in the Company's proxy solicitation materials in connection with the Annual Meeting of Shareholders to be held in 1999, the proposal must comply with the Securities and Exchange Commission's proxy rules, be stated in writing, and be submitted on or before March 17, 1999, to the Company at its principal executive offices at 120 Industrial Boulevard, Sugar Land, Texas 77478.


                              AVAILABLE INFORMATION

        The Company is subject to the information requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Company may be inspected and copies at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60621-2511, or by way of the Commission's Internet address http://www.sec.gov. Copies of such materials may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Company incorporates by reference the following documents into this Proxy Statement, copies of which are being provided to the shareholders with this Proxy Statement:

        1.     Annual Report on Form 10-K for the year ended December 31, 1997.

        2.     Quarterly Report on Form 10-Q for the quarter ended June 30,
               1998.

        3.     Current Report filed on Form 8-K on June 15, 1998.

                                  OTHER MATTERS

        The Company will bear the cost of solicitation of proxies, including expenses in connection with the preparation and mailing of this Proxy Statement. The Company will reimburse banks, brokers and nominees their reasonable expenses for sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitation by mail, proxies may be solicited in person or by telephone or telegram by officers or regular employees of the Company.

        Management knows of no business to be brought before the Special Meeting other than as set out above. If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote such proxy thereon in accordance with their judgment.

        Even though you plan to attend the meeting in person, please sign, date and return the enclosed proxy promptly. If you attend the meeting, the proxy can be voided at your request and you can vote in person. A post-paid return-addressed envelope is enclosed for your convenience. Your cooperation in giving this your immediate attention will be appreciated.

                                           By Order of the Board of Directors


                                           Dan D. Sudduth,
                                           Chief Financial Officer and Secretary

                             HENLEY HEALTHCARE, INC.
               THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
                         SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 13, 1998

                                      PROXY
                                       FOR
                                     SPECIAL
                                     MEETING
                                       OF
                                  SHAREHOLDERS

NOVEMBER 13, 1998

     The undersigned shareholder of Henley Healthcare, Inc. (the "Company") hereby appoints Michael M. Barbour and Dan D. Sudduth, or either of them, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Special Meeting of Shareholders of the Company to be held at the offices of the Company located at 120 Industrial Boulevard, Sugar Land, Texas 77478, on Friday, November 13, 1998, at 10:00 a.m., local time, and at any adjournments of said meeting, all of the shares of the Company's Common Stock in the name of the undersigned or which the undersigned may be entitled to vote.

1.   PROPOSAL NUMBER 1

        [ ] FOR the approval of the issuance of the full number of shares of the Common Stock issuable (a) upon the conversion of the Company's Series B Convertible Preferred Stock, par value $.10 per share (the "Series B Preferred Stock"), issued in private placement completed in July and August 1998 (the "Private Placement"), (b) as dividends, if any, and other payments relating to such Series B Preferred Stock, and (c) upon exercise of related investor and placement agent warrants. Such approval will remove the 1,076,640 share limitation on the number of shares of Common Stock issuable in connection with the Private Placement which is currently required by the listing rules of The Nasdaq SmallCap Stock Market.

        [ ]     AGAINST the approval of Proposal Number 1.

2. In their discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.


           (THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE.)

                          (CONTINUED FROM OTHER SIDE)

                                      PROXY
                                       FOR
                                     SPECIAL
                                     MEETING
                                       OF
                                  SHAREHOLDERS

NOVEMBER 13, 1998


     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the approval of Proposal Number 1 as detailed above and in accordance with the discretion of the persons designated above with respect to any other business properly before the meeting.


     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement furnished herewith.


Dated ____________________, 1998


                                       _________________________________
                                          Shareholder's Signature


                                       _________________________________
                                         Signature if held jointly

                                    Signature should agree with name printed hereon. If Stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.


           PLEASE MARK, SIGN, DATE AND RETURN IN THE ENVELOPE ENCLOSED